Exhibit 99.1

Nortech Systems, Inc. 1120 Wayzata Blvd E #201 Wayzata, MN 55391 Tel: 952.345.2244 Fax: 952.449.0442 Web: www.nortechsys.com

PRESS RELEASE For Immediate Release	Press Contact: Warren Djerf, Brookside Communication Group Telephone: 952.920.3908 E-Mail: warren@bookcomm.net

Date: June 17, 2015

NORTECH SYSTEMS ACQUIRES DEVICIX

ACQUISITION COMBINES MEDICAL DEVICE DESIGN WITH FULL-SERVICE ELECTRO-MECHANICAL MANUFACTURING RESOURCES

WAYZATA, MN — Nortech Systems Incorporated (NASDAQ:NSYS) today announced it has reached an agreement to acquire Devicix, LLC of Eden Prairie, Minn.  Devicix is an innovative medical product design and engineering firm with a proven track record of helping clients move from concept to production.  The addition of Devicix will enhance and broaden Nortech’s capabilities for complete design, manufacturing and service, particularly for regulated medical devices.

“Adding Devicix’s extensive technical capabilities will support our current medical device customers and help attract new ones,” said Rich Wasielewski, president and CEO of Nortech Systems. “Our medical sales have posted the strongest growth of any of our markets recently, and acquiring Devicix will enable us to better capitalize on and accelerate future growth opportunities.” Added Wasielewski, “This partnership is really a win-win for both companies and our customers.”

The privately owned Devicix was founded in 2004 by Peter DeLange, who is currently the CEO.  As a medical product realization firm, Devicix offers a unique ability to shepherd a design from concept through FDA and regulatory approvals.  Services offered include concept design, prototyping, full product design and development, regulatory consulting, verification and validation, testing and commercialization.  The firm has facilitated a number of successes for its clients, which range from local startups to global medical device makers, and has also developed proprietary technology to enhance customer projects, including its mobile technology (mHealth) platform. “I am very excited about the opportunity that the combination of Devicix and Nortech brings to the customer as a total engineering and manufacturing solution,” said DeLange.  DeLange added, “We will be expanding our services to each company’s customer base as we leverage our complementary strengths.”

Nortech matches these activites by offering design-for-manufacturability expertise and providing complete electro mechanical manufacturing services including wire/cable assemblies, printed circuit board assemblies and integration assembly for medical device, aerospace, defense, industrial and commerical applications.  With the addition of Devicix, a medical device client can now work with Nortech Systems to help design, validate, manufacture, and service their medical devices within one low-risk ISO 9001/ISO 13485 turnkey partner.

Nortech will maintain Devicix’s current location in Eden Prairie along with over 30 full-time employees, including experienced professionals in mechanical, electrical, software, biomedical and industrial engineering.

About Nortech Systems Incorporated

Nortech Systems Incorporated (www.nortechsys.com), based in Wayzata, Minn., is a full-service electronics manufacturing services (EMS) provider of wire and cable assemblies, printed circuit board assemblies, and higher-level complete box build assemblies for a wide range of industries.  Markets served include industrial equipment, aerospace/defense and medical. The company has manufacturing capabilities and operating partners in the U.S. and Latin America. Nortech Systems Incorporated is traded on the NASDAQ Stock Market under the symbol NSYS.

About Devicix, LLC

Devicix, a privately held company based in Eden Prairie, Minn., is an ISO 13485 and 14971-certified, multi-discplinary engineering firm that delivers innovative design solutions and comprehensive product development services exclusively to the medical device industry.  With experienced professionals in Mechnaical, Electrical, Software, Biomedical, and Industrial Engineering, Devicix is able to provide design excellence that meets the needs of its clients.  Devicix creates Class I, II and III medical devices in numerous and various medical specialties including point-of-care diagnostic instruments, therapeutic devices, implantable devices and monitoring equipment.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  While this release is based on management’s best judgment and current expectations, actual results may differ and involve a number of risks and uncertainties.  Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: volatility in market conditions which may affect market supply of and demand for the company’s products; increased competition; changes in the reliability and efficiency of operating facilities or those of third parties; risks related to availability of labor; commodity and energy cost instability; general economic, financial and business conditions that could affect the company’s financial condition and results of operations; as well as risk factors listed from time to time in the company’s filings with the SEC.

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